UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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REGIS CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE LP
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JAMES P. FOGARTY
JEFFREY C. SMITH
DAVID P. WILLIAMS
PETER A. FELD
MARK MITCHELL

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP (“Starboard Value LP”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2011 annual meeting of shareholders of Regis Corporation, a Minnesota corporation.

On October 18, 2011, Starboard Value LP issued the following press release:

Glass Lewis & Co. Affirms the Need for Change on Regis Board and Recommends Shareholders Vote on Starboard’s WHITE Proxy Card

Institutional Shareholder Services (ISS) Has Recommended Regis Shareholders Vote for All Three of Starboard’s Highly Qualified Nominees on the WHITE Proxy Card

Glass Lewis and ISS Both Recommend Regis Shareholders Vote the WHITE Proxy Card

Starboard Urges All Shareholders to Follow the ISS Recommendation and Vote the WHITE Proxy Card to Elect All Three Starboard Nominees -- James P. Fogarty, Jeffrey C. Smith and David P. Williams

NEW YORK, Oct. 18, 2011 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of Regis Corporation (“Regis” or the “Company”) (NYSE:RGS - News), today announced that Glass Lewis & Co., a leading independent proxy voting advisory firm, has recommended that Regis shareholders vote on Starboard’s WHITE proxy card to elect Jeffrey C. Smith to the Regis Board at the 2011 Annual Meeting.

Notably, the threshold required for a shareholder to attain a Glass Lewis recommendation in an election contest is high, requiring a showing that either (i) there are serious problems at the company and the newly proposed nominees have a clear and realistic plan for improvement or (ii) the current board has undertaken an action clearly contrary to the interests of shareholders.   By recommending that Regis shareholders vote on the WHITE proxy card, clearly Glass Lewis concluded that Starboard has made a compelling showing of mismanagement on the part of the Board and that our nominees have a realistic plan to address the issues facing the Company.

Starboard also announced today that Institutional Shareholder Services (ISS), another leading independent proxy voting advisory firm, has recommended that Regis shareholders vote on Starboard’s WHITE proxy card to elect all three of Starboard’s highly qualified nominees, James P. Fogarty, Jeffrey C. Smith and David P. Williams, in place of incumbent directors Susan S. Hoyt, Rolf F. Bjelland and Van Zandt Hawn.

In reaching its conclusion, ISS performed a detailed analysis of both sides’ positions in the election contest and, in particular, carefully considered, among other things, the Company’s poor performance, poor capital allocation decisions, poor governance practices, as well as the strong experience and qualifications of Starboard’s three nominees.  ISS concluded that:

“[Starboard has] shaped a compelling case for change around the company’s historical underperformance, poor capital allocation decisions, failure to achieve economies of scale, and weak governance practices.... Fogarty, Smith and Williams appear to embody a complementary mix of turnaround, financial, board and governance experience which can be expected to appropriately address the issues the dissidents have identified, and thus presumably help reverse the negative trends in shareholder value going forward.”

Starboard urges all Regis shareholders to vote for change on the Regis Board by voting the WHITE proxy card today to elect all three of Starboard’s highly qualified nominees, James P. Fogarty, Jeffrey C. Smith and David P. Williams, in place of incumbent directors Susan S. Hoyt, Rolf F. Bjelland and Van Zandt Hawn, who collectively have an average tenure of over 21 years on the Regis Board and have presided over significant destruction of shareholder value.

Jeffrey C. Smith, Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value, stated, “Both Glass Lewis and ISS have now recommended for change to the Regis Board and for shareholders to vote on the WHITE proxy card. We greatly appreciate the strong support from shareholders who have already voted for Starboard’s nominees on the WHITE proxy card and urge all of our fellow shareholders to vote their WHITE proxy card today to elect all three of our director nominees who are firmly committed to the future success of Regis.”

Contacts:
Starboard Value
Peter Feld, (212) 201-4878
Tom Cusack, (212) 201-4814
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb / Patrick McHugh / Geoff Sorbello
(212) 297-0720